OPTICAL CABLE CORPORATION

(Nasdaq GM: OCC)

Annual Meeting of Shareholders

March 31, 2026

Neil Wilkin, CEO

OCC. CONNECTIONS YOU CAN COUNT ON.®

FORWARD LOOKING INFORMATION

This presentation may contain "forward-looking statements" that involve risks and uncertainties. These statements reflect management's current expectations about possible future events and performance. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from management's expectations. Known and unknown variables, uncertainties, contingencies and risks (collectively, "factors") may also adversely affect Optical Cable Corporation and its subsidiaries (collectively, "OCC"), OCC's future results of operations, OCC's future financial condition, and/or the future equity value of OCC.

These factors include, but are not limited to, those factors set forth in detail in the "forward-looking information" of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other SEC reports—all such factors are incorporated herein by reference. These factors may be revised or supplemented in future reports filed with the SEC.

THE OCC STORY:
INDUSTRY LEADER.
UNRIVALED INTEGRATED COMMUNICATION SOLUTIONS.®

PROUDLY BASED IN THE USA

OCC is headquartered in Virginia with manufacturing and distribution facilities strategically located in Virginia, Texas and North Carolina. We are known for our industry-leading knowledge, engineering expertise, and our ability to provide technical support and advice relied upon by customer, installers & integrators, specifiers & engineers, and end-users to select the best cabling and connectivity solutions for the application needs. Our customers rely on us for quick lead times, fast shipping, as well as design-build expertise. Optical Cable Corporation trades on the NASDAQ Global Market under the ticker symbol "OCC".

INNOVATIVE & RESPONSIVE EXPERTS

Since 1983, OCC's innovative cable and connectivity designs have revolutionized the communications industry. Our decades-long history as an industry leader has helped us attract and retain talented experts in engineering, product solution design, manufacturing, and customer service & support. OCC works closely with customers, installers & integrators, specifiers & engineers, and end-users, to provide the technical and application expertise needed to select the right product solution for the customer's application. Our sales and engineering process Is fast and reliable. OCC is proud to provide product solutions and service that others are unable or unwilling to provide.

EXCEPTIONAL CABLE & CONNECTIVITY SOLUTIONS PROVIDER

Our Innovation and expertise includes end-to-end fiber optic and copper cabling and connectivity solutions used everywhere from enterprise, campus, data center, and other commercial applications, to industrial, energy, broadcast, military and other harsh environment applications. Customers rely on OCC's expertise and our broad and innovative product solutions portfolio to meet their fiber optic and copper cabling and connectivity needs.

STRATEGIC GLOBAL PARTNERSHIPS

As an industry leader, OCC has well-established relationships with customers, installers, specifiers, engineers and end-user partners in the USA and around the globe. OCC's reputation for application expertise, solution excellence, and exceptional customer service, enables OCC to sell its cabling and connectivity solutions into approximately 50 countries around the world each year.

AGENDA

I. A Year of Growth—Fiscal Year 2025

II. Continuing to Benefit from Strong Operating Leverage

III. Capitalizing on New Opportunities

IV. Core Strengths Driving Long-Term Value

V. Expect Continued Growth—Looking Forward to Fiscal Year 2026

VI. Q&A

A Year of Growth—
Fiscal Year 2025

A Year of Growth—*Fiscal Year 2025*

- A solid year for OCC—driven by successful execution of our growth strategies and strong positioning in our targeted markets

- Entered strategic collaboration with Lightera, LLC that expands our growth opportunities

- Continued to operate efficiently and benefit from strong operating leverage to drive gross profit growth

A Year of Growth—*Fiscal Year 2025*

- OCC achieved growth by all measures during Fiscal Year 2025 compared to the prior year–
  - **Net Sales grew 9.5%**
  - **Gross Profit grew 24.1%**
  - **Increased Gross Profit Margin to 30.9%**
  - Selling, General and Administrative (SG&A) expenses decreased as a percentage of net sales

Consolidated Net Sales

Fiscal Years 2021-2025 *(in 000s)*



$75,000
$70,000
$65,000
$60,000
$55,000
$50,000
2021
2022
2023
2024
2025

Consolidated Net Sales by Quarter
FY 2024, FY 2025 and Q1 2026 *(in 000s)*


$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
1
2
3
4
Quarter
2024
2025
2026

Continuing to Benefit from Strong Operating Leverage

Strong Operating Leverage

- ❑ **Manufacturing Operating Leverage** tends to create disproportionate increases in Gross Profit as Net Sales and production volumes increase
  - ❑ Manufacturing efficiencies with higher production volumes
  - ❑ Cost efficiencies as fixed manufacturing costs are spread over higher net sales and production volumes
- ❑ **SG&A Operating Leverage** tends to positively impact efficiency and profitability as Net Sales increase
  - ❑ Cost efficiencies as fixed SG&A expenses are spread over higher net sales

Strong Operating Leverage

- OCC continued to benefit from strong operating leverage in fiscal year 2025
  - **Gross Profit disproportionately increased 24.1% as Net Sales increased 9.5%**
  - SG&A expenses as a percentage of net sales decreased to 31.4%
- We anticipate our strong operating leverage will continue to bolster our results in fiscal year 2026 and beyond

Capitalizing on New Opportunities

Capitalizing on New Opportunities

- OCC is committed to pursuing new growth opportunities—including expanding our presence in targeted market sectors and enhancing our product solutions offerings—which we believe will fuel our future success
- OCC is capturing a growing number of opportunities in the data center market sector as demand increases
- In July 2025, OCC and Lightera entered into a strategic collaboration agreement to expand product offerings and solutions—especially for the data center and enterprise sectors
- Both respected manufacturers in the fiber optic industry, OCC and Lightera have partnered in various ways over many years, and our strategic collaboration builds on that long, successful relationship

OCC's Core Strengths Drive Long-Term Value

Core Strengths Drive Long-Term Value

- Founded in 1983, **OCC is a well-respected leader in fiber optic and copper cabling and connectivity industry** for decades
- **OCC is uniquely positioned in the industry with differentiated core strengths, product solutions and capabilities** that enable us to offer top-tier products and application solutions—and to compete against much larger companies

Core Strengths Drive Long-Term Value

- **Strong market positions, brand recognition, and long-term industry relationships**—loyal customers, decision makers and specifiers, installers and integrators, and end-users—across a broad range of targeted market sectors
- **Extensive industry experience and expertise**—product and application experience and expertise
- **Growing portfolio of innovative fiber optic and copper cabling and connectivity products and solutions**—well suited for various applications in our targeted market sectors
- **Significant available production capacity at our facilities**
- **Broad and diverse geographic footprint**—selling into approximately 50 countries each year

Expect Continued Growth—
Looking Forward to Fiscal Year 2026

Looking Forward to Fiscal Year 2026

- Encouraged by our successes this past year and at the beginning of fiscal year 2026
- Optimistic we will see exciting growth opportunities during fiscal year 2026
- Excited to build on growing momentum we are creating in our targeted market sectors
- As a result of our strategic collaboration announced in July 2025, OCC and Lightera expect to benefit from offering expanded cabling and connectivity solutions to the enterprise and data center sectors, as well as expanded presence in other sectors
- Continuing to focus on executing our strategies and initiatives to create long-term value for our shareholders

Q1 Fiscal Year 2026—A Solid Start

- ❑ OCC achieved growth by all measures during the First Quarter of Fiscal Year 2026 compared to same period in prior year–
  - ❑ **Net Sales grew 4.4%**
  - ❑ **Gross Profit grew 16.1%**
  - ❑ **Increased Gross Profit Margin to 32.7%**
  - ❑ Selling, General and Administrative (SG&A) expenses decreased as a percentage of net sales
  - ❑ **Sales order backlog/forward load grew to $10.4 million as of end of Q1 2026–** compared to $6.6 million at end of Q1 2025 and $7.3 million at end of Q4 2025

Questions and Answers

Connections You Can Count On.™

THANK YOU!